Exhibit 10.10

ACUSHNET COMPANY SUPPLEMENTAL RETIREMENT PLAN

(As Amended and Restated Effective as of December 31, 2015)

Purpose

The Acushnet Company Supplemental Retirement Plan (the “Plan”) is an unfunded excess benefit plan maintained by Acushnet Company (herein referred to as the “Company”) for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of ERISA, to induce employees of outstanding ability to join or continue in the employ of the Company and to increase their efforts for its welfare by providing them with retirement benefits to supplement the benefits payable under the Acushnet Company Pension Plan (the “Pension Plan”). The Plan is amended and restated, effective as of December 31, 2015.

The provisions of the Plan as set forth herein shall apply to eligible employees in the employ of the Company on and after December 31, 2015. On and after such date, employees who do not meet the 50/70 Rule no longer earn additional Plan benefits. The Plan benefits for any employee whose employment with the Company terminated shall, except as otherwise specifically provided in the Plan, be governed in all respects by the terms of the Plan in effect as of the date of the employee’s termination of employment.

Section 409A of the Code shall apply to all Plan benefits payable to or on behalf of eligible employees, including benefits earned and vested prior to January 1, 2005. The rights of an employee who terminated employment with the Company or terminated Affiliated Employment before 2005 shall be determined under the terms of the Plan as in effect on the date of the employee’s termination of employment and shall not be subject to Section 409A of the Code.

Definitions

As used in this Plan, the following words shall have the following meanings:

“Actuarial Equivalent” or “Actuarially Equivalent” shall be determined using the actuarial assumptions applied under the Pension Plan when calculating lump sum benefits.

“Affiliated Employment” means employment by a corporation which, at the time of such employment, is or was an affiliate of the Company, or thereafter becomes or became an affiliate of the Company. An affiliate means any corporation or other business entity which is included in a controlled group of corporations within which the Company is also included, as provided in Section 414(b) of the Code (as modified by Section 415(h) of the Code), or which is a trade or business under common control with the Company, as provided in Section 414(c) of the Code (as modified by Section 415(h) of the Code), or which constitutes a member of an affiliated service group within which the Company is also included, as provided in Section 414(m) of the Code, or which is required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.

“Affiliated Plan” means a tax-qualified defined benefit pension plan by which an employee of the Company had been covered during Affiliated Employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Committee administering the Pension Plan.

“Company” means Acushnet Company, a Delaware corporation, and its successors and assigns.

“Disability” means a condition such that the employee is determined to be totally disabled by the Social Security Administration.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Executive Participant” means a Member who, during the current Plan Year or the prior Plan Year, was a participant in an executive incentive plan covering employees of the Company.

“415 Limitations” means the Pension Plan provisions adopted pursuant to Section 415 of the Code to limit annual Pension Plan benefits pursuant to Section 415(b) thereof.

“401(a)(17) Limitations” means the Pension Plan provisions adopted pursuant to Section 401(a)(17) of the Code to limit the annual compensation considered for purposes of computing Pension Plan benefits as required by said Section.

“50/70 Rule” is met by a Member if as of December 31, 2015 the Member has satisfied either of the following requirements:

The Member has attained age 50 years and completed at least 10 years of Service, or

The sum of the Member’s age plus years of Service totals 70 or more.

For this purpose, “Service” shall have the meaning set forth in the Pension Plan.

“Grantor Trust” means a trust for the benefit of an Executive Participant established pursuant to Section 6 to provide for the payment of benefits under this Plan and which is intended to result in income to the Executive Participant subject to tax for the period during which the contributions are made.

“Member” means (i) an employee of the Company whose benefits under the Pension Plan are limited due to the 415 Limitations or 401(a)(17) Limitations; and (ii) any other employee who met the 50/70 Rule and whose Earnings (as defined in the Pension Plan) exceed $150,000 in any Plan Year after 2015.

“Normal Retirement Date” shall have the meaning set forth in the Pension Plan.

“Pension Plan” means the Acushnet Company Pension Plan, as amended from time to time.

“Plan Year” means the calendar year.

“Retirement Date” means the later of the Member’s Separation from Service or his 50th birthday.

“Section 409A” means Section 409A of the Code and applicable regulations and other guidance issued under such Section.

“Segregated Account” means an account established with a bank or other financial institution approved by the Committee, or other form of segregated account approved by the Committee, established pursuant to Section 6 by or for the benefit of an Executive Participant to provide for the payment of benefits under this Plan.

“Separation from Service” means the employee’s termination of employment with the Company and the termination of all Affiliated Employment by reason of resignation, discharge, or retirement. The term “Separation from Service” shall be interpreted consistent with the requirements of Section 409A of the Code and shall be determined by substituting “at least 50 percent” for “at least 80 percent” when identifying the members of the controlled group as permitted by Treasury regulations section 1.409A-1(h)(3). For purposes of determining whether a Separation from Service has occurred, an individual’s employment relationship with the Company will be treated as continuing intact while the individual is on military leave, sick leave, or other bona fide leave of absence if the period of the leave does not exceed six months or, if longer, so long as the individual retains the right to reemployment with the Company under an applicable statute or contract.

“Specified Employee” means an employee identified as a specified employee pursuant to the “Procedures for Determining Specified Employees under Code Section 409A” as adopted, and as amended from time to time, by the Board of Directors of the Company, by the Committee, or by an individual authorized by said Board of Directors for this purpose.

“Surviving Spouse” means the surviving husband or wife of an employee of the Company. Effective as of June 26, 2013, the term “Surviving Spouse” includes, but is not limited to, a person of the same sex as the employee, provided the couple was legally married in a jurisdiction that authorizes same-sex marriage (even if the couple resides in a jurisdiction that does not recognize same-sex marriage).

Supplemental Retirement Benefits

Each Member to whom benefits are payable under the Pension Plan shall be paid a supplemental retirement benefit under this Plan as follows, with the Plan benefit of a Member who does not meet the 50/70 Rule determined under Section 3(a)(i), and the Plan benefit of a Member who meets the 50/70 Rule determined under Section 3(a)(ii).

The Plan benefit shall equal the difference between (A) the single life annuity benefit accrued under the Pension Plan as of December 31, 2015 and payable at the Member’s Normal Retirement Date, and (B) the single life annuity benefit, payable at the Member’s Normal Retirement Date, that would have been accrued under the Pension Plan as of December 31, 2015 if the 401(a)(17) Limitations and the 415 Limitations did not apply to the Pension Plan.

The Plan benefit shall equal the difference between (A) the single life annuity benefit payable under the Pension Plan at the Member’s Normal Retirement Date, and (B) the single life annuity benefit that would have been payable under the Pension Plan at the Member’s Normal Retirement Date if the 401(a)(17) Limitations and the 415 Limitations did not apply to the Pension Plan and if the Pension Plan benefit was determined without regard to changes in the benefit formula that would otherwise be effective for benefits earned after December 31, 2015.

Except as provided in Section 6, the supplemental retirement benefit provided by this Plan shall be paid to the Member in an Actuarially Equivalent lump sum during the 60-day period following the Member’s Retirement Date. In the case of a Specified Employee, however, no payment may be made before the end of the six-month period following the Specified Employee’s Separation from Service, except in the event of the Specified Employee’s death before the end of such period. Upon expiration of the six-month period (or the Specified Employee’s death), the Specified Employee (or his spouse or beneficiary, as applicable) will receive payment of the Specified Employee’s Plan benefit, adjusted with interest from the Specified Employee’s Retirement Date using the applicable interest rate described in Section 2(a) for the month in which the Specified Employee’s Retirement Date occurs, except that effective as of January 1, 2008 only the first segment rate determined pursuant to Section 417(e)(3)(C) of the Code shall be applicable.

Notwithstanding the foregoing, in the event a Member’s employment terminates due to Disability, he shall continue to accrue Plan benefits until he attains age 65 or until his earlier death or the cessation of his Disability, provided he met the 50/70 Rule. If the Member did not meet the 50/70 Rule, then Plan benefits shall cease to accrue as of December 31, 2015. Subject to Section 6, the Member’s Plan benefits shall be paid in an Actuarially Equivalent lump sum on the 60th day following the Member’s 65th birthday. In the event of the Member’s death before age 65, benefits may be payable to his Surviving Spouse or other designated beneficiary pursuant to Section 3(d).

In the event of a Member’s death before Plan benefits have been paid, the Plan may provide a pre-retirement death benefit to the Member’s Surviving Spouse, or other beneficiary designated or deemed designated by the Member in accordance with the Pension Plan. If a pre-retirement death benefit is payable under the Pension Plan on behalf of a Member entitled to a supplemental retirement benefit under Section 3(a), then the Member’s Surviving Spouse or beneficiary shall be paid a pre-retirement death benefit based on the supplemental retirement benefit determined under Section 3(a). Payment of a pre-retirement death benefit shall be made to the Surviving Spouse or beneficiary in the form of an Actuarially Equivalent lump sum on the 60th day following the date that would have been the Member’s Retirement Date.

If a Member has a Separation from Service after becoming entitled to a Plan benefit (or becomes entitled to a benefit pursuant to Section 3(c)) and is reemployed by the Company before the applicable payment date, his Plan benefit based on his prior period of employment shall be paid at the applicable payment date even if he is then employed by the Company. If a reemployed Member becomes a Plan participant again following his reemployment, his Plan benefit determined as of his subsequent Separation from Service shall be adjusted to reflect Plan benefits previously paid with respect to prior periods of employment, to avoid duplication of benefits.

In the event that a Member earns a right to benefits under more than one non- qualified defined benefit pension plan of the Company and its affiliates (as defined in Section 2(b)), benefits shall be determined and paid under the terms of the respective plans, except as provided below:

If, on or before December 31, 2008, a Member is transferred from employment with an affiliate of the Company to employment with the Company and liability for the Member’s benefits earned under the affiliate’s non-qualified defined benefit pension plan is transferred to this Plan, then all non-qualified benefits earned through December 31, 2008 shall be provided by this Plan, at the time and in the form specified in this Section 3.

If, after December 31, 2008, a Member is transferred from employment with an affiliate of the Company to employment with the Company and liability for the Member’s benefits earned under the affiliate’s non-qualified defined benefit pension plan is also transferred to this Plan, such benefits shall be provided by this Plan, but at the time and in the form specified in the non-qualified defined benefit pension plan under which such benefits were earned.

No benefit shall be provided by this Plan to the extent that liability for such benefit has been transferred to another non-qualified defined benefit plan maintained by the Company or an affiliate.

If a benefit payable to or on behalf of a Member under the Plan is required to be offset by benefits provided under an Affiliated Plan, the amount of such offset shall be determined as of the date the sponsor of the Affiliated Plan ceases to be an affiliate (as defined in Section 2(b) but without regard to the provisions of Section 415(h) of the Code).

Funding

Except as provided in Section 6, benefits under this Plan shall be payable only from the general assets of the Company, which assets may be held in a trust or other arrangement established by the Company for such purpose; provided that, no funds shall be set aside or reserved in a trust or other such arrangement: (a) in connection with a change in the financial health of the Company or an affiliate; or (b) during any restricted period with respect to a qualified defined benefit plan maintained by the Company or an affiliate. The Committee or its delegate shall maintain records for the calculation of supplemental retirement benefits.

Payment of Taxes

If a Member has a grantor trust, as described in Section 6, and receives a contribution or payment under that Section, the employee shall also receive payment of an amount equal to the Federal Insurance Contributions Act (FICA) tax imposed on the Member as a result of receiving such award, contribution or payment, plus the additional amount of federal and state income taxes imposed on the Member as a result of the Company’s payment of the FICA tax. Payment shall be made to the Member under this Section 5 during the calendar year in which the FICA tax is imposed on the Member.

In the event of the Plan’s failure to satisfy Code Section 409A, payment of a Member’s benefit under this Plan may be accelerated in an amount equal to the amount required to be included in the Member’s income as a result of said failure.

Grantor Trusts and Segregated Accounts

Notwithstanding Section 4 of this Plan, the Company may provide for the establishment of Grantor Trusts and Segregated Accounts by or for the benefit of individual Executive Participants to provide for the payment of benefits under this Plan, consistent with the following provisions:

The Trustee of the Grantor Trusts shall be a bank or trust company approved by the Committee and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion. Each Grantor Trust shall be established pursuant to a trust agreement having terms and provisions approved by the Company and consistent with this Section. The Grantor Trust shall be for the purpose of providing benefits under the Plan with respect to the Executive Participant, and neither the Company nor any creditors of the Company shall have any interest in the assets of the Grantor Trust. The Committee shall be the administrator of the Grantor Trust, and shall have such powers as are granted by the trust agreement.

Each Segregated Account shall be a savings or other type of account approved by the Committee established with a bank or trust company approved by the Committee and established under the laws of the United States or a state within the United States and having either total assets of at least $15 billion or trust assets of at least $25 billion, or other form of segregated account with such a bank or trust company or other financial institution approved by the Committee , in each case with such terms and provisions as are approved by the Committee and consistent with this Section.

Effective beginning with the 2009 Plan Year, the Company may from time to time make a contribution to an Executive Participant’s Grantor Trust, or Segregated Account if directed by the Executive Participant, in an amount determined by the Company, or its delegate, before the beginning of the Plan Year to which the contribution relates. Any contribution payable pursuant to this Section 6(c) shall be made during the Plan Year immediately following the end of the Plan Year to which the contribution relates. Contributions may be made under this Section 6(c) for Plan Years through the Plan Year in which the Executive Participant’s Separation from Service occurs. In the event of the Executive Participant’s Disability, however, contributions may be made with respect to the Executive Participant’s supplemental retirement benefit for Plan Years through the Plan Year in which the Executive Participant attains age 65, but only so long as his Disability continues.

For the 2005 through 2008 Plan Years, the Company made contributions to Executive Participants’ Grantor Trusts in an amount equal to the excess, if any, of the lesser of the amounts determined under (i) and (ii) below, over the balance of the Executive Participant’s Grantor Trust and Segregated Account, increased by any amounts previously withdrawn therefrom (with earnings credited on the withdrawn amounts as computed in accordance with Section 6(f)).

The “full grantor trust funding requirement,” which shall be equal to (A) the Executive Participant’s accrued supplemental retirement benefit determined under Section 3, payable as a single life annuity at the Executive Participant’s earliest possible retirement age or immediately if the Executive Participant has attained retirement age; (B) reduced by the assumed applicable federal and state income taxes, calculated using the maximum individual federal tax rate and the appropriate state tax rate; (C) with the resulting amount converted to its after-tax present value using a 7.00% interest rate (adjusted to its after-tax equivalent using the assumed federal and state tax rates described in (B) above) and the mortality table used for the Pension Plan’s accrued liability valuation.

The “grantor trust funding limit,” which shall be equal to (A) the Executive Participant’s projected age 65 supplemental retirement benefit determined under Section 3 and payable as a single life annuity, with such benefit calculated by assuming a 3.50% annual salary increase until the Executive Participant’s age 65; (B) reduced by the assumed applicable federal and state income taxes (calculated in the same manner as described in (i)(B) above); (C) with the resulting amount first converted to the 100% joint and survivor annuity form using the applicable factor specified in the Pension Plan; then converted to its after-tax present value at age 65 in the same manner as described in (i)(C) above, and finally converted to its present value as of the end of the applicable Plan Year using a 7.00% interest rate and with no mortality assumed.

After an Executive Participant’s Separation from Service or death (or in the case of an Executive Participant whose employment terminated due to Disability, after the Executive Participant’s attainment of age 65 or his earlier death), the Company shall make a final contribution to the Executive Participant’s Grantor Trust, or Segregated Account if directed by the Executive Participant, in an amount determined as of the Executive Participant’s Separation from Service or death (or age 65 for an Executive Participant then entitled to benefits due to Disability) (the “determination date”), which amount, when added to the existing balance in the Executive Participant’s Grantor Trust and Segregated Account (including contributions payable under Section 6(c) or (d) above), shall be equal to (i) the present value of the after-tax equivalent of the Executive Participant’s supplemental retirement benefit under Section 3 (which present value shall be equal to the full grantor trust funding requirement determined under Section 6(d)(i) as of the applicable determination date, except that the rate specified in Section 6(f) shall be used instead of the 7.00% interest rate referenced in Section 6(d)(i)(C)); offset by (B) any amounts previously withdrawn by the Executive Participant from his Grantor Trust or Segregated Account, plus income earned thereon, calculated as provided in Section 6(f). The contribution determined under this Section 6(e) shall be paid within 60 days after the Executive Participant’s Separation from Service or death, as the case may be, or, in the case of an Executive Participant with a Disability, within 60 days after his 65th birthday or his earlier death.

Amounts previously withdrawn from an Executive Participant’s Grantor Trust or Segregated Account shall be adjusted by the amounts of income which would have been earned on such withdrawn amounts from the time of withdrawal until the applicable determination date, calculated by applying an earnings rate that is the after-tax equivalent of an interest rate equal to the average monthly yield on ten-year coupon U.S. Treasury bonds (as published by the Federal Reserve) for the month of termination of service and the prior five months.

Notwithstanding any Plan provision to the contrary, in the event of a contribution payable on behalf of a Specified Employee due to his Separation from Service, the contribution shall not be paid before the date that is six months after the Specified Employee’s Separation from Service, except in the event of the Specified Employee’s death before the end of such period. Any payment that is delayed pursuant to the foregoing shall be adjusted with interest at the rate specified in Section 6(f).

Supplemental retirement benefit amounts invested in a Grantor Trust shall be invested solely in the Northern Trust Institutional Funds Intermediate Bond Portfolio to the extent practicable and otherwise in the Northern Trust Institutional Funds Diversified Assets Portfolio. As soon as practicable after the Executive Participant’s 60th birthday, one-half of the amounts held in the Northern Trust Institutional Funds Intermediate Bond Portfolio, and as soon as practicable after the Executive Participant’s 63rd birthday, the remainder of the amounts held in the Northern Trust Institutional Funds Intermediate Bond Portfolio, shall be invested solely in the Northern Trust Institutional Funds Diversified Asset Portfolio, provided that amounts shall not be transferred from the Northern Trust Institutional Funds Intermediate Bond Portfolio to the Northern Trust Institutional Funds Diversified Asset Portfolio after the Executive Participant’s 60th birthday or the Executive Participant’s 63rd birthday if the amount held in the Northern Trust Institutional Funds Intermediate Bond Portfolio is in a “loss position.” The amount held in the Northern Trust Institutional Funds Intermediate Bond Portfolio shall be in a “loss position” on the Executive Participant’s 60th birthday if the current market value thereof at the Executive Participant’s 60th birthday is less than 95% of the actuarial present value of the Executive Participant’s supplemental retirement benefit calculated as of the end of the prior calendar year. The amount held in the Northern Trust Institutional Funds Intermediate Bond Portfolio shall be in a “loss position” on the Executive Participant’s 63rd birthday if the current market value thereof at the Executive Participant’s 63rd birthday is less than 50% of 95% of the actuarial present value of the Executive Participant’s supplemental retirement benefit calculated as of the end of the prior calendar year. The Committee shall notify the Trustee promptly after the end of each calendar year of the actuarial present value of the Executive Participant’s supplemental retirement benefit. In the event that transfers cannot be made as soon as practicable after the Executive Participant’s 60th or 63rd birthday because the amount of the Northern Trust Institutional Funds Intermediate Bond Portfolio is then in a “loss position,” the amounts shall be transferred as soon as practicable after the amount of the Northern Trust Institutional Funds Intermediate Bond Portfolio is no longer in a “loss position.” Supplemental retirement benefit amounts invested in a Segregated Account shall be invested solely in the Northern Trust Institutional Funds Diversified Asset Portfolio.

The Executive Participant may designate a beneficiary to receive amounts held in his Grantor Trust in the event of his death. The designation shall be made in a writing filed with the Committee or its delegate on a form approved by it and signed by the Executive Participant. The Committee or its delegate shall notify the Trustee as to any such designation or changes therein. Section 3(d) shall not apply to amounts in the Executive Participant’s Grantor Trust or Segregated Account.

The Company shall make payments to the Executive Participant (or his beneficiary), in the amount and at the time set forth below in this Section 6(j), of amounts intended to compensate the Executive Participant (or his beneficiary) for additional federal and state taxes on income resulting from the inclusion in the Executive Participant’s or beneficiary’s taxable income of:

Contributions to the Executive Participant’s Grantor Trust and Segregated Account (including amounts payable directly to the Executive Participant or his beneficiary pursuant to Section 6(m)); and

The income of the Grantor Trust and Segregated Account for periods prior to the Executive Participant’s termination of employment.

Amounts payable to an Executive Participant (or his beneficiary) under this Section 6(j) shall be determined using the assumed applicable federal and state income tax rates specified in Section 6(d)(i)(B). Payments shall be made on or before the last day of the taxable year in which the respective amounts described above are includible in the individual’s income.

An Executive Participant may elect to transfer all or any portion of the funds in his Grantor Trust to his Segregated Account, or to transfer all or any portion of the funds in his Segregated Account to his Grantor Trust, upon written notice of not less than 60 days to the Committee and the Trustee and the financial institution with which the Segregated Account is established.

An Executive Participant may withdraw all or any portion of the funds in his Grantor Trust or Segregated Account at any time upon not less than 60 days’ written notice to the Committee and to the Trustee, or the financial institution with which the Segregated Account is established, as the case may be.

The Grantor Trust shall terminate upon the expiration of 60 days following the termination of employment of the Executive Participant, unless continued by agreement between the Executive Participant and the Trustee. In the event that the Executive Participant’s Grantor Trust is terminated before all required payments have been made to the Grantor Trust under this Section 6, any remaining payments shall be made directly to the Executive Participant or his Surviving Spouse, estate or other beneficiary, as applicable, at the time specified under this Section 6.

Upon the making of all payments required by this Section 6, the Committee and the Company shall have no further liability for benefits otherwise payable under

Section 3 to the Executive Participant or his Surviving Spouse, estate or other beneficiaries.

The provisions of this Section 6 shall supersede the provisions of any other Section of this Plan to the extent such other provisions might be considered to conflict with the provisions of this Section 6.

Administration

This Plan shall be administered by the Committee or its delegate. The Committee or its delegate shall have the sole discretionary authority to make such rules and regulations, to find facts, and to take such actions, as may be necessary to carry out the provisions of the Plan. The Committee or its delegate shall have sole discretionary authority to decide any questions arising in the administration, interpretation and application of the Plan (including remedy of inconsistencies or omissions in the Plan), which decisions shall be conclusive and binding on all persons. Any claim for supplemental retirement benefits under the Plan shall be handled by the Committee or its delegate, pursuant to the claims procedures applicable under the Pension Plan, and such procedures are incorporated herein by this reference. No action at law or in equity shall be brought to recover benefits under the Plan until the Member has exercised all appeal rights and the Plan benefits requested in such appeal have been denied in whole or in part. Benefits under the Plan shall be paid only if the Committee or its delegate, in its discretion, determines that a claimant is entitled to them.

If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary duty claim, the evidence presented will be strictly limited to the evidence timely presented to the Committee or its delegate. In addition, any such judicial proceeding must be filed within 90 days after the final decision of the Committee or its delegate.

Amendment and Termination

The Plan may be amended or terminated by the Board of Directors of the Company at any time; provided, however, that no such amendment or termination shall deprive any Member of supplemental retirement benefits accrued to the date of such amendment or termination. Any amendment or termination of the Plan shall comply with the restrictions of Section 409A. Specifically, no amendment or termination of the Plan may accelerate a scheduled payment unless permitted by Treasury regulations section 1.409A-3(j)(4), nor may any amendment permit a subsequent deferral unless such amendment complies with the requirements of Treasury regulations section 1.409A-2(b).

Nonassignability

Subject to Section 6, no Member shall have the right to assign, pledge or otherwise dispose of any benefits payable to him under the Plan nor shall any benefit under the Plan be subject to garnishment, attachment, transfer by operation of law, or any legal process. This Section shall also apply to the creation, assignment or recognition of a right to any benefit payable pursuant to a domestic relations order, unless such order meets the requirements of Section 414(p)(1)(B) of the Code as determined by the Committee or its delegate.

IN WITNESS WHEREOF, the Company has caused this restated document to be executed this 30th day of December, 2015.

ACUSHNET COMPANY

By:	/s/ Dennis D. Doherty

Its:	SR Vice President, Human Resources